Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-173171 on Form S-8 of our report dated June 17, 2013, relating to the financial statements and supplemental schedule of the Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees appearing in this Annual Report on Form 11-K for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Richmond, Virginia
June 17, 2013